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                                                                    Exhibit 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------

We hereby consent to the use in this Registration Statement on Form F-1 of our reports dated February 14, 2006, relating to the consolidated financial statements of Tam S.A., which appear in such Registration Statement. We also consent to the references to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers
    Auditores Independentes

Sao Paulo, Brazil
March 9, 2006